Exhibit 4.9

                  AMENDED AND RESTATED SENIOR LENDING AGREEMENT


                           DATED AS OF October 1, 2003


      This Amended and Restated Senior Lending Agreement ("Agreement") is made as of this 1st day of October, 2003 (the "Effective Date") by and between Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as "Pioneer"), UMB Bank, N.A., a national banking association (hereinafter referred to as "UMB"), Arvest Bank, an Oklahoma banking corporation (hereinafter referred to as "Arvest"), Union Bank of California, a California banking corporation (hereinafter referred to as "Union"), Comerica Bank, a Michigan banking corporation (hereinafter referred to as "Comerica"), First Bank, a Missouri banking corporation (hereinafter referred to as "FBM"), First National Bank of Kansas, a national banking association (hereinafter referred to as "FNBK"), Bank of Oklahoma, N.A., a national banking association (hereinafter referred to as "BOK"), LaSalle National Bank, a national banking association (hereinafter referred to as "LaSalle"), Bank One, NA, a national banking association (hereinafter referred to as "Bank One") and Southwest Bank of St. Louis, a Missouri banking association (hereinafter referred to as "Southwest"), all of UMB, Arvest, Union, FBM, Comerica, FNBK, BOK, LaSalle, Bank One and Southwest being hereinafter referred to collectively as the "Banks".

      WHEREAS, Pioneer and certain of the Banks entered into a Senior Lending Agreement originally dated as of June 9, 1993, as amended and restated as of March 1, 1996, and as further amended as of January 26, 1998 and March 31, 2000 (hereinafter referred to as the "Senior Lending Agreement"); and

      WHEREAS, Pioneer and each of the Banks desire to further amend and restate such Senior Lending Agreement by the execution and delivery of this Agreement; and

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      WHEREAS,   Pioneer  is  willing  to  confirm  that  all  notes,  documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Senior Lending Agreement as so amended through March 31, 2000, except as otherwise expressly amended by this Agreement, shall remain in full force and effect; and

      WHEREAS, Pioneer and the Banks desire that all existing and future extensions of credit by any of the Banks to Pioneer be subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                 I. DEFINITIONS

      When used in this Agreement, the following words, terms or names shall have the meanings set forth in this section:

     1. "Agent Bank" shall mean UMB Bank, N.A., Kansas City, Missouri, unless changed pursuant to the terms hereof.

     2. "Amortizing Note" shall mean any note in the form of Exhibit B attached hereto.

     3. "Arvest" shall mean Arvest Bank, Oklahoma City, Oklahoma.

     4. "Assignment of Note Payments and Security Agreement" shall be the document in the form attached hereto as Exhibit J.

     5. "Bank One" shall mean Bank One, NA, Oklahoma City, Oklahoma (formerly Bank One Oklahoma, N.A.).

     6. "Banks" shall mean UMB, Arvest, FBM, BOK, Comerica, Union, FNBK, LaSalle, Bank One and Southwest, and "Bank" may refer to any of the foregoing.

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     7. "BOK" shall mean Bank of Oklahoma, N.A., Oklahoma City, Oklahoma.

     8. "Business Day" means any day on which the Agent Bank is open for business.

     9. "Change of Control" shall mean any date after which neither William D. Sullivan nor Thomas H. Holcom, Jr. serve (for any reason other than his death or disability) as Chief Executive Officer, President, Chairman of the Board, or a similar position that constitutes the highest ranking officer position of Pioneer or any successor thereto.

     10. "Comerica" shall mean Comerica Bank, Auburn Hills, Michigan.

     11. "Compliance Certificate" shall mean each certificate executed by Pioneer in the form of Exhibit G attached hereto.

     12. "Consolidated" shall, with respect to financial terms and financial statements, have the meaning as used in generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

     13. "Credit Facility Letter" shall mean each letter submitted to Pioneer by any of the Banks in the form of Exhibit F attached hereto.

     14. "Event of Default" shall mean any of the  following:

          (a) Pioneer fails to make any payment of Senior Debt when due after written demand therefor following the expiration of the notification period set forth in Section X2(a).

          (b) Pioneer fails or refuses, in the event of the declaration by any Bank of nonperformance of Pioneer due to the occurrence of a Performance Event, to deliver to the Agent Bank as required by the terms of Section V(3) hereof within three (3) Business Days of receipt of a notice declaring nonperformance, all stock certificates evidencing all shares


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     of the issued and  outstanding  capital  stock of each of its  Subsidiaries listed on Exhibit D attached hereto with stock powers attached thereto endorsed in blank;

          (c) Any material representation or warranty made by Pioneer in Section II of this Agreement being untrue in any material respect now or at any time hereafter; or any material schedule, statement, report, notice, information or writing furnished by Pioneer to the Banks being untrue or misleading in any material respect as of the date the facts set forth therein are stated or certified;

          (d) A material breach by Pioneer of any covenant, obligation or requirement contained in Section VIII of this Agreement, except Paragraphs 4, 5, 6 and 7 of Section VIII or any covenant, obligation or requirement contained in Section IX of this Agreement and failure of Pioneer after receipt from the Banks of written notice pursuant to Section X2(a) hereof specifying the same, to perform any such covenant, obligation or requirement;

          (e) Any failure to make payment when due, or other default or justifiable demand by a creditor other than any of the Banks for accelerated payment by Pioneer under the terms of any debenture, contract or agreement for borrowed money in any amount greater than One Million Dollars ($1,000,000) in the aggregate, if such payment is not made, such default is not cured or such demand is not rescinded within the latest of ten (10) Business Days of receipt of notice thereof by Pioneer or the expiration of any applicable cure or other grace period under the applicable debenture, contract or agreement;

          (f) Pioneer shall admit in writing its inability to pay its debts as they mature; or Pioneer shall make a general assignment for the benefit of its creditors, or Pioneer consents to, applies for or acquiesces in the appointment of a trustee or receiver for it or for

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     substantially  all of its  property;  or Pioneer  shall suffer  proceedings under any law relating to bankruptcy, insolvency or reorganization or the release of debtors to be instituted by or against it, and if contested, not dismissed or stayed within ninety (90) calendar days; or Pioneer shall suffer any writ of attachment or execution or any similar process to be issued or levied against any material portion of its property which is not released, stayed, bonded or vacated within thirty (30) calendar days after its issue or levy;

          (g) One or more final judgments or judicial orders for the payment of money in excess of an aggregate of Five Hundred Thousand Dollars ($500,000) shall be rendered against Pioneer and said judgments or orders shall continue unsatisfied and be in effect for a period of thirty (30) consecutive calendar days unless adequate insurance coverage exists for any such judgments or orders, an appeal bond in the amount of any such judgments or orders has been issued, or Pioneer has adequately reserved cash or other liquid assets for the payment of any such judgments and orders; and

          (h) The occurrence of any Change of Control of Pioneer subsequent to the execution of this Agreement unless such Change of Control is waived as an Event of Default by the Required Banks which have loans outstanding hereunder to Pioneer at the time such Change of Control occurs.

     15. "FBM" shall mean First Bank, Clayton, Missouri.

     16. "FNBK" shall mean the First National Bank of Kansas, Overland Park, Kansas.

     17. "LaSalle" shall mean LaSalle National Bank, Chicago, Illinois.

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     18. "Net Receivables"  shall mean (i) all receivables due from customers of all Subsidiaries of Pioneer except Pioneer Military Insurance as a result of direct cash loans, purchased retail notes and real estate and home improvement loans less (ii) all deferred income.

     19. "Performance Event" shall mean the failure of Pioneer to be in compliance with any of the covenants set forth in Paragraphs 4, 5, 6 and 7 of
Section VIII hereof, such compliance to be determined by the Banks as of the last Business Day of each March, June, September and December by reference to Compliance Certificates delivered to the Banks by Pioneer pursuant to Section VIII (8) hereof.

     20. "Pioneer" shall mean Pioneer Financial Services, Inc., a Missouri corporation.

     21. "Pioneer's Knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Designated Persons regarding the matters referred to, in each case without having conducted an independent inquiry into such matter and without any obligation to have done so. As used herein, the term "Designated Persons" shall refer to William D. Sullivan, Thomas
H. Holcom, Jr. and Randall J. Opliger, who are all authorized officers of Pioneer. No Designated Person acting in good faith shall have any personal liability arising out of any representation or warranty made in or pursuant to this Agreement.

     22. "Quarterly Certificate" shall mean the certificate in the form attached hereto as Exhibit H.

     23. "Required Banks" means those Banks which at the time of any action to be taken are parties to this Agreement and which hold at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of all Senior Debt of Pioneer except Senior Debt listed on Exhibit K and except Senior Debt payable to Pioneer Financial Industries, Inc.


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     24.  "Revolving  Grid  Note"  shall  mean any note in the form of Exhibit A attached hereto.

     25. "Security Agreement" shall be the document in the form attached hereto as Exhibit P.

     26. "Senior Debt" means any debt of Pioneer which is not Subordinated Debt and is owed to any Bank or other lender which is a party hereto at the time such debt is incurred and is evidenced by an Amortizing Note, a Revolving Grid Note, a Single Pay Term Note, or which is listed on Exhibit K attached hereto. Senior Debt shall also include unsecured indebtedness payable to Pioneer Financial Industries, Inc. in an aggregate outstanding principal amount not to exceed at any time the greater of (i) Two Million Dollars ($2,000,000) or (ii) 2.5% of the outstanding principal amount of Senior Debt.

     27. "Single Pay Term Note" shall mean any note in the form of Exhibit C attached hereto.

     28.  "Southwest"  shall  mean  Southwest  Bank  of St.  Louis,  St.  Louis,
Missouri.

     29. "Subordinated Debt" shall mean any unsecured debt of Pioneer, payment of which is subordinated to payment of all Senior Debt and which is evidenced by a note generally in the form of Exhibit M attached hereto or other form approved by the Banks or generally in the form of Exhibit M to the Prior Agreement (as hereinafter defined).

     30. "Subsidiary" shall mean each of the operating companies which are owned by Pioneer and which are listed on Exhibit D attached hereto and each operating company which Pioneer owns at any time hereafter except Pioneer Military Insurance Company.

     31. "Subsidiary Revolving Grid Note" shall mean all notes in the form of Exhibit E attached hereto.

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     32.  "Tangible  Net Worth"  shall mean (i) the sum of the book value of all common stock, the liquidation value of all preferred stock, the principal amount of all Subordinated Debt of every class, and the amount of all loan loss reserves and all dealer loss reserves, less (ii) the aggregate amount of all notes payable to Subsidiaries of Pioneer except Pioneer Military Insurance Company which are delinquent by recency of payment of ninety (90) calendar days or more. For purposes of this Agreement, a payment on a note payable to a Subsidiary of Pioneer in an amount equal to at least ninety-five percent (95%) of the amount of the payment being made shall constitute full payment of such payment.

     33. "Total Indebtedness" shall mean the sum of (i) all Senior Debt and (ii) all Subordinated Debt of every class.

     34. "Total Required Capital" shall mean the sum of (i) the book value of all common stock and (ii) the liquidation value of all preferred stock, less
(iii) the book value of all treasury stock and (iv) the outstanding principal amount of all notes payable to any Subsidiary of Pioneer except Pioneer Military Insurance Company which are delinquent by recency of payment by two hundred seventy (270) calendar days or more.

     35. "UMB" shall mean UMB Bank, N.A., Kansas City, Missouri.

     36. "Union" shall mean Union Bank of California,  Los Angeles,  California.

                       II. REPRESENTATIONS AND WARRANTIES

      In order to induce the Banks to enter into this Agreement and receive requests for extensions of credit subject to this Agreement, Pioneer hereby represents, warrants and confirms to the Banks as follows:


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     1. Corporate Existence and Authority.  Pioneer and each of its Subsidiaries are duly incorporated and are in good standing under the laws of their respective states of incorporation; have all necessary permits, licenses and franchises to enable each of them to conduct their respective business; and are qualified to do business as a foreign corporation in every jurisdiction where the ownership of their respective property or the nature of their respective business requires qualification except where there would be no material adverse effect if Pioneer or any of its Subsidiaries were not so qualified. Pioneer is duly authorized by all required corporate action to execute and deliver this Agreement, to borrow monies from the Banks and to execute and deliver notes evidencing such borrowings in the form of Exhibits A, B and C hereto. The execution, delivery and performance of this Agreement and of any notes evidencing any borrowings from the Banks do not and will not conflict with (i) any provision of law or any order of any court or government agency applicable to Pioneer to the extent a conflict with any such law or order would have a material adverse effect on Pioneer's ability to perform its obligations under this Agreement, (ii) the charter or bylaws of Pioneer or (iii) any material agreement binding upon it or upon its properties and do not or will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties, except as contemplated by this Agreement.

     2. Performance of Other Agreements. Pioneer is not a party to any indenture, agreement, lease or other instrument, nor is it subject to any charter or other corporate restriction which materially affects the operation of its business in any adverse manner, and to Pioneer's knowledge it is not in default in the performance, observance or fulfillment of any material covenant or obligation contained in any indenture, agreement, lease or other instrument to which it is a party.

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     3. Tax  Liabilities.  Other  than tax  liabilities,  regardless  of whether disputed, which have been adequately reserved for by Pioneer, no tax liabilities have been asserted against Pioneer by the Internal Revenue Service or any other governmental body, nor does Pioneer believe that any tax liabilities will be asserted against it by the Internal Revenue Service or any other governmental body which, if adversely determined, would have a materially adverse effect on the condition of it, financial or otherwise.

     4. Litigation. To Pioneer's knowledge there is no action, suit or proceeding (i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or other agency, whether such action, suit or proceeding be pending or threatened against Pioneer or any of its Subsidiaries or affecting it or any of its Subsidiaries, or any of its assets or property which, if adversely determined, would have a materially adverse effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this Agreement.

     5. Liens and Encumbrances. None of the property of Pioneer or of any of its Subsidiaries is subject to any lien or encumbrance except in favor of the Banks or, in the case of its Subsidiaries, in favor of Pioneer as assigned to the Agent Bank for the benefit of all of the Banks, and except for current taxes not delinquent and involuntary liens, if any, on tangible personal property which have been adequately reserved for by Pioneer.

     6. Records. The books and records of Pioneer are located at its business offices, the current address of which is 4700 Belleview, Suite 300, Kansas City, Missouri 64112.

     7. Enforceable Agreement. This Agreement and all notes and other documents referred to herein, when executed and delivered to the Banks, will constitute the valid and legally binding obligations of Pioneer, enforceable against Pioneer in accordance with the respective terms thereof,

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subject,   however,  to  the  provisions  of  all  laws  governing   bankruptcy,
insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

     8. Debt Ranking. Pioneer's obligations under this Agreement and under all notes executed by Pioneer in favor of the Banks, whether now or hereafter existing, are superior in rank to all Subordinated Debt of Pioneer and to the rights of all common and preferred shareholders.

     9. Regulation U. The execution and delivery of this Agreement and all borrowings which may occur in connection herewith will not create a violation of Regulation U of the Board of Governors of the Federal Reserve System.

     10. ERISA. To Pioneer's knowledge, no prohibited transaction, accumulated funding deficiency or reportable event has occurred with respect to any plan to which it is a party and which is covered by Title IV of ERISA (the Employee Retirement Income Security Act of 1974, as amended). The present value of all benefits vested under all such plans maintained by Pioneer did not, as of the last annual valuation date, exceed the value of the assets of all such plans allocable to such vested benefits. Neither Pioneer nor any of its Subsidiaries participate in any multiemployer plans or, to the best knowledge of Pioneer, are subject to any delinquent liability under ERISA in respect to any multiemployer plan or any other plan.

                           III. EXTENSIONS OF CREDIT

     1. Term. Upon the Effective Date of October 1, 2003, this Agreement shall amend, restate and replace the Amended and Restated Senior Lending Agreement among Pioneer and the Banks dated as of March 1, 1996, as amended, restated, replaced and modified to date (the "Prior Agreement"), and from and after the Effective Date all references in any other instruments,

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documents or  agreements  related to the Prior  Agreement,  the "Senior  Lending
Agreement" "thereunder," "thereof" or words of like import referring to the Prior Agreement shall mean and be a reference to this Agreement. The term of this Agreement shall commence on October 1, 2003 and shall terminate on October 1, 2005, unless otherwise extended as provided herein. Unless any of the Banks gives written notice of its objection to the other Banks and to Pioneer prior to June 30 of any calendar year, the term of this Agreement shall be automatically extended to October 1 of the year immediately succeeding the year this Agreement would otherwise terminate. In the event of any such objection, the then-existing term of this Agreement shall terminate on the last day thereof unless reaffirmed in writing by all of the non-objecting Banks and all Senior Debt payable to the objecting Bank shall, subject to Section III 6 hereof, be payable by Pioneer in accordance with the stated maturity in the note or notes evidencing such Senior Debt. Upon any such termination all Senior Debt shall be payable by Pioneer in accordance with the maturity stated in the note or notes evidencing such Senior Debt. In the event all Senior Debt has not been paid in full prior to the termination of this Agreement, all terms and conditions hereof except Sections III and IV hereof shall remain in full force and effect until all Senior Debt is paid in full; provided, however, that after the termination date and through the date all Senior Debt is paid in full, any of the Banks may, in their sole discretion, extend unsecured Subordinated Debt and only unsecured Subordinated Debt to Pioneer on such terms as any of the Banks may determine and, provided, further, that this sentence of this Section III shall also remain in full force and effect.

     Pioneer shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to all of the Banks if all Senior Debt other than that payable to Pioneer Financial

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Industries,  Inc.  is paid in full at the same time on or  within  ten (10) days following the last day of such thirty (30) day notice period.

     2. Credit Facilities. From time to time during the term hereof, Pioneer may submit to any of the Banks a request for extensions of credit to be evidenced by a Revolving Grid Note, an Amortizing Note, or a Single Pay Term Note. Such requests for credit may be made verbally or in writing. Upon receipt of any such request by any of the Banks, the Bank receiving such request shall, if it desires to submit verbally or in writing an offer to, extend credit to Pioneer. None of the Banks have any commitment to extend any credit requested by Pioneer and any offer by any of the Banks to extend credit to Pioneer pursuant to a request shall be in the sole discretion of the Banks. In the event any Bank to which a request for credit is made by Pioneer fails to submit an offer to extend credit within five (5) Business Days following the request, the request shall be deemed to be denied. Upon acceptance by Pioneer of any offer of an extension of credit, the extension of any such credit, and all terms thereof, shall become a part of and be subject in all respects to all terms and conditions of this Agreement. If requested by Pioneer, the Banks agree to confirm in writing as of the date of each Quarterly Certificate, the amount and terms of all credit which is available to Pioneer, subject to the absolute discretion of the Banks, pursuant to Credit Facility Letters which have been delivered to Pioneer by the Banks.

     The terms of this paragraph 2 of Section III of this Agreement shall not in any way limit the obligation of the Banks pursuant to paragraph 4 of Section X hereof to renew certain existing indebtedness of Pioneer to the Banks in the event of failure to give the notice required by paragraph 1 of Section X hereof.

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    3. Note Pricing.  All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under Money Rates in the Wall Street Journal, adjusted daily; provided, however, Pioneer shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing Senior Debt which is payable to any Bank and which is evidenced by a Revolving Grid Note also is increased to this new rate.

     All Amortizing Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg (or in the event Bloomberg is unavailable for any reason, an equivalent data service recommended by Pioneer which is acceptable to the Required Banks), equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, Pioneer shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is agreed upon within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note bearing an interest rate calculated using a lower number of basis points.

     All Single Pay Term Notes shall bear interest per annum at such rate as may be agreed upon between Pioneer and the Bank extending credit to be evidenced by a Single Pay Term Note.

     4. Credit Facility Letters. As of March 31 of each calendar year commencing on March 31, 2004, each Bank which is a party hereto shall, at the request of Pioneer, deliver to Pioneer a Credit Facility Letter therein indicating the maximum amount of each type of credit referred to therein which each Bank may be willing to extend to Pioneer during the next twelve (12) calendar

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months.  Delivery of a Credit  Facility  Letter to Pioneer by any Bank shall not obligate or commit such Bank in any way to extend any credit referred to therein to Pioneer.

     5. Notes and Other Documents to Continue. Notwithstanding the execution hereof, all notes and other documents executed pursuant to the June 9, 1993 Senior Lending Agreement and the Amended and Restated Senior Lending Agreement dated as of March 1, 1996, as amended, which have not matured or terminated according to their respective terms on or prior to October 1, 2003 shall, except to the extent expressly amended by this Agreement, continue in full force and effect beyond October 1, 2003, and any extensions of the term hereof, if any, until their respective stated maturities.

     6. When a Bank states or indicates, by Credit Facility Letter, by declining a loan request from Pioneer, or otherwise, that it will not make any future loans to Pioneer under this Agreement (the "Withdrawing Bank"), Pioneer , with the prior written consent of all Banks other than the Withdrawing Bank, such consent to not be unreasonably withheld, may thereafter pay, without any penalty or premium, all or any portion of the Senior Debt outstanding to the Withdrawing Bank, notwithstanding any requirement to the contrary contained in this Agreement, in any Revolving Grid Note, Amortizing Note or Single Pay Term Note, or in any other related instrument, document or agreement.

                     IV. CONDITIONS TO EXTENSIONS OF CREDIT

      No discretionary extension of credit to Pioneer pursuant to any Credit Facility Letter which has been accepted by Pioneer shall be made by any Bank on or after October 1, 2003 until all of the Banks have received, in the form hereof or attached hereto, all of the following except as otherwise provided:



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          (a) An  originally  executed  copy of this  Agreement  duly  signed by authorized officers of Pioneer and authorized officers of the Banks, or a photocopy thereof certified by the Agent Bank to be a true and correct copy thereof. Pioneer shall be required to deliver the documents described in this subparagraph (a) only once to each Bank;

          (b) A promissory note for each extension of credit in the form of Exhibit A, B or C attached hereto duly executed by an authorized officer of Pioneer, each such note to be delivered only to the Bank extending Senior Debt to be evidenced thereby;

          (c) An originally-executed Assignment of Note Payments and Security Agreement duly signed by an authorized officer of each of its Subsidiaries, except Pioneer Military Insurance Company, each such Assignment of Note Payments and Security Agreement to be delivered only once by Pioneer to the Agent;

          (d) An originally executed Security Agreement duly signed by an authorized officer of each of its Subsidiaries, except Pioneer Military Insurance Company, each such Security Agreement to be delivered only once to the Agent;

          (e) Confirmation from the Agent Bank that (i) a financing statement in the form of Exhibit N attached hereto has been filed with the Missouri Secretary of State naming Pioneer as the debtor, (ii) a financing statement in the form of Exhibit O naming each Subsidiary, except Pioneer Military Insurance Company, as a debtor have been filed with the Secretary of State of their respective state of incorporation, and (iii) a financing statement in the form of Exhibit OO naming each Subsidiary, except Pioneer Military Insurance Company, as a debtor have been filed with the Secretary of State of their respective state of incorporation.

          (f) A duly certified resolution of the board of directors of Pioneer (which may be relied upon until delivery to all of the Banks of a subsequent resolution prospectively revoking the authority set forth in such earlier resolution, if any), authorizing the execution and delivery of this Agreement and all notes, security agreements and other documents to be executed pursuant hereto or in connection herewith and a duly certified resolution of the board of directors of each Subsidiary except Pioneer Military Insurance Company authorizing the execution and delivery of all notes, security agreements and other documents to be executed by each of them pursuant hereto or in connection herewith, such resolution designating the officers or employees of Pioneer or each Subsidiary, as the case may be, authorized to execute the same. Pioneer or each Subsidiary, as the case may be, shall be required to deliver the documents described in this subparagraph (f) only once to each Bank; and

          (g) A copy of the articles of incorporation and bylaws of Pioneer certified by the secretary of Pioneer and a Certificate of Good Standing for Pioneer and each of its Subsidiaries issued not more than thirty (30) days prior to the date of this Agreement by the Secretary of State of the state of incorporation of each thereof. Pioneer shall be required to deliver the documents described in this subparagraph (g) only once to each Bank.

           V. NEGATIVE PLEDGE, COLLATERAL AND CONDITIONAL COLLATERAL

     1. Negative Pledge. Pioneer agrees that, at all times while there is any Senior Debt payable to any of the Banks by Pioneer, it will not pledge any of its assets to any person or entity other than the Banks nor will it allow any of its Subsidiaries to pledge any of their assets to any person or entity other than Pioneer and the Banks.

     2. Collateral: Notes. Pioneer hereby grants to all of the Banks a security interest in all notes payable to Pioneer by any and all of its Subsidiaries now or at any time hereafter in the form of the Subsidiary Revolving Grid Note or otherwise and will cause each of its Subsidiaries, now existing and hereafter acquired or created, except Pioneer Military Insurance Company, to grant to the Banks a security interest in all notes payable to such Subsidiaries by their customers by execution of a Security Agreement in the form of Exhibit P attached hereto.

     Upon execution hereof, Pioneer will deliver to the Agent Bank possession of all existing notes payable by any and all of its Subsidiaries to it and within three (3) days after the future execution of any note payable by any Subsidiary to Pioneer it will deliver possession of the same to the Agent Bank. All notes payable to Pioneer by its Subsidiaries shall be endorsed in blank when delivered to the Agent Bank by Pioneer. The Banks agree that they will not, prior to the declaration of a default hereunder, demand payment, except as otherwise expressly provided in this Agreement, of any note in the possession of the Agent Bank which is payable to Pioneer by any of its Subsidiaries because any such note is payable on demand.

     Pioneer also hereby assigns to all of the Banks, and grants to all of the Banks a security interest in all of its rights under that certain Assignment of Note Payments and Security Agreement in the form of Exhibit J attached hereto between Pioneer and each of its Subsidiaries, except Pioneer Military Insurance Company, dated October 1, 2003, to directly receive from each of such Subsidiaries the proceeds of all note payments receivable by its Subsidiaries from their customers.

     The Banks further agree to forbear exercise of the rights under each such Security Agreement and each such Assignment of Note Payments and Security Agreement unless and until

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

Pioneer receives notice from any Bank declaring Pioneer to be in default hereunder because of the occurrence of an Event of Default.

     3. Conditional Collateral: Stock. As of the time any Bank declares Pioneer to be (a) nonperforming under this Agreement because of the occurrence of a Performance Event or (b) in default because of the occurrence of an Event of Default, Pioneer hereby grants to the Banks a security interest in all shares of the capital stock, whether now or hereafter issued and outstanding, of each of its Subsidiaries listed on Exhibit D attached hereto and all other Subsidiaries which may hereafter be acquired or come into existence and at that time, upon request of the Banks, Pioneer agrees to deliver, within three (3) Business Days of receipt of a notice declaring nonperformance, to the Agent Bank all stock certificates evidencing all such shares with stock powers attached endorsed in blank. Such security interest shall attach to said shares of stock upon delivery of certificates evidencing the same to the Agent Bank. The Banks agree to forbear exercising any rights or remedies which they may have in connection with their security interest in all such capital stock unless and until any Bank declares Pioneer to be in default hereunder because of the occurrence of an Event of Default.

     4. Collection of Collateral. In the event the Banks are entitled to collect payment of notes payable to Subsidiaries of Pioneer, the Banks agree that they will exercise good faith and commercially reasonable efforts to collect payment of such notes; provided, however, the Banks shall have no obligation to pursue collection of any note which is delinquent by recency of payment by two hundred seventy (270) calendar days or more.

     5. Release of Stock. If any audit of Pioneer's financial statements, or other certification deemed acceptable by the Banks which is issued by independent certified public accounts, discloses that the Performance Event or Events which caused Pioneer to previously deliver to the Banks the stock described in Section V(3) hereof no longer exist as of the last day of the period covered by such audited financial statements nor at the time of delivery of such audited financial statements to the Banks, and Pioneer certifies in writing to the Banks that it is not then in default under the terms of this Agreement and that no Performance Event has occurred and is then continuing, the Banks shall redeliver possession of such certificates evidencing such stock to Pioneer. In the event of any such redelivery, the Banks shall have the right to possession of such stock in accordance with the terms of this Agreement at any time and from time to time thereafter upon the future occurrence of any Performance Event.

                             VI. PERFORMANCE EVENT

     In the event of the occurrence of a Performance Event and any Bank, after satisfying all requirements stated in paragraph 2 of Section X of this Agreement with respect to all other Banks which are a party hereto, then exercises its right to declare Pioneer to be nonperforming under the terms of this Agreement, Pioneer agrees that the Banks shall then and thereafter have the right to receive eighty percent (80%) of all funds received by or under the control of Pioneer which are proceeds of notes payable to the Subsidiaries of Pioneer, except Pioneer Military Insurance Company. Upon receipt of written notice from the Agent Bank, Pioneer will immediately commence and continue depositing on the fifth (5th) Business Day of each month eighty percent (80%) of all funds received by or under the control of Pioneer which are proceeds of notes payable to the Subsidiaries of Pioneer, except Pioneer Military Insurance Company, to an account at the Agent Bank established ratably for the benefit of all Banks which are parties to this Agreement.

     The ratable amount payable to each Bank from funds payable for the ratable benefit of all Banks in accordance with the provisions of the immediately preceding paragraph shall be calculated by multiplying the total amount payable for the benefit of all Banks by a fraction, the numerator of which shall equal the total outstanding principal indebtedness to such Bank, regardless of the stated maturity date or dates, evidenced by Secured Revolving Grid Notes, Secured Amortizing Notes and Secured Single Pay Term Notes and the denominator of which shall equal the total outstanding principal indebtedness to all Banks, regardless of the stated maturity date or dates, evidenced by Secured Revolving Grid Notes, Secured Amortizing Notes and Secured Single Pay Term Notes.

                                 VII. AGENT BANK

     1. Agent. Upon execution of this Agreement, the Agent Bank agrees to establish an account for the benefit of all of the Banks which are parties to this Agreement to be used for the deposit of funds for the benefit of all of the Banks pursuant to this paragraph of this Agreement.

          (a) If the Banks have the right to receive eighty percent (80%) of all funds received by or under control of Pioneer pursuant to Section VI hereof, Pioneer shall transfer on the fifth (5th) Business Day of each month eighty percent (80%) of all such proceeds to an account established at the Agent Bank for the benefit ratably of all of the Banks which are parties hereto.

          (b) If, because of the declaration of an Event of Default, the Banks are permitted to direct that all proceeds of all notes payable to Pioneer's Subsidiaries, except Pioneer Military Insurance Company, by their customers be paid to an account designated by and subject to the exclusive control of the Banks, the Agent Bank shall take possession of all such notes and collect all payments and take such other actions as the Banks may direct, all ratably for the pro rata benefit of the Banks.

     2. Required Banks Rule. The Agent Bank shall follow all written directions from the Required Banks with respect to collection and disposition of funds deposited in the account established by it for the benefit of the Banks and collection of collateral so long as such instructions are for the ratable benefit of all Banks. In the event the Required Banks do not approve any written instruction, the Agent Bank shall use its own discretion in the collection and disposition of funds deposited into such account and the collection of collateral. In all cases other than the collection and disposition of funds and collection of collateral covered by this paragraph 2 of Section VII and except as may otherwise be expressly provided in this Agreement, the Required Banks must approve all instructions to the Agent and, subject to Section XI 1 hereof, amendments to this Agreement.

     3. Change of Agent. The Agent Bank may be changed upon thirty (30) Business Days prior notice to the then Agent Bank at any time or from time to time upon the written agreement of the Required Banks at the time of any such designation.

     4. Indemnity. All of the Banks, on a pro rata basis to the extent of each of the Bank's percentage interest in the total principal amount of all Senior Debt except Senior Debt listed on Exhibit K and except Senior Debt payable to Pioneer Financial Industries, Inc., shall indemnify the Agent Bank and hold it harmless from all loss, cost, damage and expense whatsoever in connection with its performance as the agent of the Banks hereunder except in the event of the Agent Bank's gross negligence or its willful misconduct.

                           VIII. COVENANTS OF PIONEER

     Pioneer covenants and agrees from the date hereof and until payment in full of all indebtedness evidenced by any note in the form of Exhibits A, B or C attached hereto, that Pioneer assumes the obligations set forth below:

     1. Mergers. Pioneer will not, nor will it allow any of its Subsidiaries to, without the prior written consent of the Banks, be a party to any merger, consolidation or other combination of any kind with any other person or business entity nor will it or any of its Subsidiaries, without the prior written consent of the Required Banks, acquire all or any significant portion of all of the assets of any other person or business entity nor will it or any of its Subsidiaries, without the prior written consent of the Required Banks, dispose of all or any significant portion of their respective assets; provided, however, this provision shall not prohibit Pioneer and any or all of its Subsidiaries from merging any one or all into one or more of others nor shall it prohibit Pioneer or any of its Subsidiaries from selling to or acquiring from third parties substantial blocks of notes receivable in the ordinary course of the business of Pioneer and it Subsidiaries in a manner consistent with past practices; and, provided, further, that so long as William D. Sullivan or Thomas
H. Holcom, Jr. is the highest ranking officer in the surviving company of a merger, consolidation or other combination, Pioneer shall not be prohibited from effectuating such merger, consolidation or other combination.

     2. Nonconforming Debt. Pioneer will not incur, create or permit to exist any indebtedness except (a) Senior Debt, (b) those specific unsecured debt obligations listed in Exhibit K attached hereto, (c) Subordinated Debt, (d) trade payables and leases incurred in the ordinary course of business, and (e) unsecured indebtedness payable to Pioneer Financial Industries, Inc. in an aggregate outstanding principal amount not to exceed at any time the greater of (i) Two Million Dollars ($2,000,000) or (ii) 2.5% of the outstanding principal amount of the Senior Debt.

     3. Indebtedness of Subsidiaries. Pioneer will not allow any of its Subsidiaries to incur, create or permit to exist indebtedness to any person or entity other than Pioneer except for trade payables and lease obligations for real estate, fixtures and equipment incurred in the ordinary course of each of such Subsidiaries' respective business; and provided further that the aggregate of all such indebtedness, excluding real property lease obligations, to persons and entities other than Pioneer for each branch office location of each Subsidiary shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time.

     4. Senior Debt/Tangible Net Worth Ratio. Pioneer will at no time permit its Senior Debt to exceed 4.75 times its Consolidated Tangible Net Worth.

     5. Total Required Capital. At all times Pioneer will maintain a Consolidated Total Required Capital of at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) plus fifty percent (50%) of the cumulative positive net income earned by Pioneer during each of its fiscal years ending subsequent to September 30, 2002.

     6. Senior Debt/Net Receivable Ratio. Pioneer will at no time permit the ratio of Senior Debt to all Consolidated Net Receivables to exceed .80 to 1.

     7. Loan Loss Reserve. Pioneer agrees that it will maintain at all times a loan loss reserve in an amount which is equal to or greater than the loan loss reserve shown on its audited financial statements as of the end of its most recent fiscal year and at no time shall the loan loss reserve be less than three percent (3%) of the Consolidated Net Receivables.

     8. Quarterly Certificate/Compliance Certificate. Pioneer agrees to deliver to all of the Banks within thirty (30) calendar days after the close of each calendar quarter a completed Quarterly Certificate and a completed Compliance
Certificate, such certificates being certified by an authorized officer of Pioneer.


     9. New Offices. Pioneer will not open any new branch office location nor will it allow any Subsidiary to open a new branch office location during any fiscal year following a fiscal year during which Pioneer and its Subsidiaries had a consolidated net operating loss except, however, this prohibition shall not prevent Pioneer or any of its Subsidiaries from moving an existing branch office location to a new location.

     10. Redemptions/Guarantees/Advances. Pioneer will not make any distribution of assets to its shareholders except payments of dividends declared in the ordinary course of business which do not create the occurrence of a Performance Event or an Event of Default hereunder nor will it purchase, redeem, retire or otherwise acquire any shares of its stock; Pioneer will not make or guarantee any loan or advance to any person or entity except to its Subsidiaries, and except to stockholders, officers or employees of Pioneer in an amount not exceeding Fifty Thousand Dollars ($50,000) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of Pioneer's business. Pioneer will not allow any of its Subsidiaries, now existing or hereafter acquired or created, to make or guarantee any loan or advance to any person or entity whatsoever except to employees for reasonable compensation for services performed or expenses incurred in the ordinary course of each Subsidiary's business.

     11. Compliance With Laws. Pioneer will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority which has jurisdiction over it if noncompliance with any such law, rule, regulation or order would have a material adverse affect on Pioneer's ability to perform its obligations under this Agreement.

     12. Service Charges. Pioneer will not make any payment to Pioneer Financial Industries, Inc. in any fiscal year for services performed or reasonable expenses incurred in an aggregate amount greater than Seven Hundred Thousand Dollars ($700,000); provided, however, such amount may be increased on each anniversary of this Agreement by a percentage amount equal to the percentage increase in the Consumer Price Index published by the United States Bureau of Labor for the calendar year then most recently ended.

                           IX. FINANCIAL INFORMATION

     1. Information. Pioneer agrees to provide to all of the Banks all of the following during the term of this Agreement:

          (a) Quarterly financial statements, in the form used by Pioneer as of the date hereof, within thirty (30) calendar days after the last Business Day of each calendar quarter. Said financial statements shall contain at a minimum a balance sheet, an income statement and a Quarterly Certificate.

          (b) Audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied, such statements to be prepared by an independent certified public accounting firm acceptable to the Required Banks, an annual management letter prepared by such independent certified public accounting firm, and a direct cash lending questionnaire in a form consistent with industry standards, all of which is to be delivered to the Banks within ninety (90) calendar days after the last business day of its fiscal year.

          (c) Projected financial statements for each fiscal year not later than thirty (30) calendar days following the first Business Day of each fiscal year.

          (d) Such other information as the Banks may reasonably request at any time and from time to time.

     2. Inspection Rights. Pioneer further agrees to reasonably permit from time to time agents or representatives of each of the Banks to examine Pioneer's books and records and to visit all business locations of Pioneer and of its Subsidiaries and discuss its business and financial affairs with any of its officers or employees; provided, however, that Pioneer shall not be required to make available any information, the disclosure of which would otherwise cause Pioneer to be in violation of any law unless the Banks, or their agents or representatives, execute a confidentiality agreement in a form which would enable Pioneer to legally disclose any such information to the Banks.

                            X. AGREEMENT AMONG BANKS

     1. Default Following Nonperformance. After Pioneer has been declared to be nonperforming because of the occurrence of a Performance Event, all of the Banks agree that no Bank which is a party hereto may declare Pioneer to be in default other than as the result of the occurrence of an Event of Default listed in paragraphs 14(a), 14(c), 14(e), and 14(g) of Section I hereof for at least one hundred twenty (120) Business Days unless all such Banks waive such prior notice requirement.

     2. Declaration of Intentions

          (a) Prior to declaring Pioneer to be nonperforming or in default under the terms of this Agreement or otherwise demanding payment of any Senior Debt, any Bank which is a party hereto shall give Pioneer and all of the Banks which have extended Senior Debt to

     Pioneer, ten (10) Business Days prior written notice of its intent to declare nonperformance or the occurrence of an Event of Default or make demand for payment.

          (b) Any Bank giving notice to Pioneer and the other Banks pursuant to paragraph 2(a) of this Section X shall grant to all of the other Banks which are a party to this Agreement the right to purchase, on a pro rata basis, all Senior Debt of the Bank intending to declare nonperformance or a default or demand payment, such right to purchase Senior Debt to be available during the period of ten (10) Business Days following receipt of such notice. In the event any Bank receiving such notice of intent to declare nonperformance or a default or a demand of payment elects not to purchase its pro rata share of the Senior Debt with respect to which payment is to be demanded, the remaining Bank or Banks holding Senior Debt shall succeed, on a pro rata basis between themselves, to the purchase rights of the Bank not desiring to purchase its pro rata portion of such Senior Debt. Any Bank purchasing any Senior Debt pursuant to this subparagraph shall be entitled to receive upon payment therefor in good funds all notes evidencing such purchased Senior Debt endorsed in blank and without recourse.

          (c) No Bank which is a party to this Agreement will, without the prior written consent of all of the Banks which are a party to this Agreement, seek collateral, other than as provided for herein, for all or any part of the Senior Debt nor will any Bank initiate any legal proceedings against Pioneer or any of its Subsidiaries or affiliates without giving ten (10) Business Days prior written notice to all other Banks which are a party hereto. Any notice which may be given pursuant to this paragraph may be given concurrently with any other notice which may be given pursuant to this paragraph.

     3. All Credit to Conform. All of the Banks which are parties to this Agreement agree not to extend any credit to Pioneer and its Subsidiaries unless such credit is extended in conformity with and subject to the terms of this Agreement and, if prior to termination hereof, is evidenced by a note in the form of Exhibit A, B or C attached hereto.

     4. Renewal Obligation. All of the Banks agree that in the event they do not advise all of the other Banks and Pioneer of their intent not to renew indebtedness of Pioneer evidenced by any Single Pay Term Note at least ninety
(90) Business Days prior to the maturity of any such note, the outstanding indebtedness evidenced by any such note will be renewed on substantially the same terms as the existing note except for the interest rate payable thereon which may be adjusted to a current rate unless all other Banks which are a party to this Agreement and Pioneer waive in writing, on a case-by-case basis, such ninety (90) day prior notice requirement.

                   XI. AMENDMENT AND ADDITION OF OTHER BANKS

     1. Amendment. Except as otherwise provided in Section XI 2 hereof no provision hereof may be amended or modified except pursuant to an agreement in writing entered into by Pioneer and the Required Banks; provided, however, that no such agreement shall:

          (a) change any terms of any Note outstanding pursuant hereto on the date of such amendment;

          (b) change the definition of "Required Banks";

          (c) release any collateral for payment of notes issued hereunder or change any provision of Section V hereof;

          (d) change any provision of Sections VIII 2, 3, 4, 5, 6 and 7 hereof;

          (e) change any provision of Section I 14 hereof; or

          (f) change the definition of  "Performance  Event" or any provision of
     Section VI hereof,

without the prior written consent of all Banks; provided further, that no such amendment shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

     2. Addition of Other Banks. Pioneer shall be entitled to request that other banks or financial institutions become parties to this Agreement but shall not incur Senior Debt with any other bank or financial institution unless such bank or financial institution has become a party hereto. Any bank or financial institution may become a party hereto upon the request of Pioneer so long as all of the following conditions are met:

          (a) Such new bank or financial institution must agree to all terms and conditions of this Agreement by execution and delivery to Pioneer of an Amendment to this Agreement in the form attached hereto as Exhibit I. In the event any new bank or financial institution desires to receive an updated opinion of counsel dated as of the effective date when such new bank or financial institution is made a party hereto, the expense of such updated opinion must be borne by the new bank or financial institution.

          (b) Pioneer must execute any amendment which has been executed by a new bank or other financial institution and deliver an original copy of the same to each Bank which is already then a party to this Agreement. Unless at least two (2) Banks which are parties hereto object in a written notice delivered to Pioneer within ten (10) Business Days of the objecting Banks' receipt of the proposed amendment, the proposed amendment will automatically become effective and the new bank or financial institution will become a party hereto on the eleventh (11th) Business Day following the latest date of delivery of the proposed amendment to any of the Banks already a party hereto. Within three (3) Business Days following the effective date of any proposed amendment, Pioneer agrees to send written notice of such effectiveness to all Banks which are then parties to this Agreement.

                               XII. ACCELERATION

     In the event of the occurrence of any one or more Events of Default which are defined in paragraph 14 of Section I of this Agreement, and if any such Event of Default shall be continuing, any of the Banks may, after compliance with the provisions of paragraph 2 of Section X of this Agreement, declare the entire principal amount of all Senior Debt of Pioneer owing to the declaring Bank, together with interest accrued thereon, to be immediately due and payable to the declaring Bank. Upon the declaration of any of the Banks of the occurrence of an Event of Default, after the declaring Bank has complied with the terms of paragraph 2 of Section X hereof, the Agent Bank shall (i) have the right, on behalf of all the Banks, to possession of all notes payable to all Subsidiaries of Pioneer by their respective customers and the right to direct that all proceeds of such notes be paid directly to an account designated by and subject to the exclusive control of the Banks at the Agent Bank and (ii) have access to and use of, all computer hardware and software and related records, instructions and manuals used by Pioneer or any of its Subsidiaries in connection with the documenting, evidencing, listing, reporting and collecting of all notes receivable of all Subsidiaries of Pioneer and an irrevocable Power of Attorney therefor is hereby granted to the Agent Bank. Upon the declaration of the occurrence of an Event of Default by any of the Banks, the declaring Bank may proceed to enforce payment of all indebtedness of Pioneer to it under this Agreement or otherwise and it may exercise any and all rights and remedies afforded to it by the Uniform

Commercial Code of Missouri, as now or hereafter in effect, or otherwise possessed by it. Any Bank declaring Pioneer to be in default hereunder because of the occurrence of an Event of Default shall, after compliance with the notice requirements of paragraph 2(a) of Section X of this Agreement, give written notice of such declaration of default to all other Banks which are parties hereto.

                            XIII. OPINION OF COUNSEL

     Prior to the first extension of any new credit by any Bank to Pioneer after the date hereof, Pioneer agrees to furnish to each of the Banks an opinion of counsel to Pioneer in the form of Exhibit L attached hereto.

                                  XIV. GENERAL

     1. Notices. All notices hereunder shall, unless otherwise specified herein, or unless any party hereto shall subsequently give written notice to the others specifying some other address, be deemed to be given when actually received, or if mailed, three (3) Business Days after being deposited postage prepaid in the United States mail, certified mail return receipt requested, addressed to the other parties hereto at their respective present mailing addresses which are:

              First National Bank of Kansas
              6201 College Boulevard
              Overland Park, Kansas 66211
              Attention:  Jesse West

              LaSalle Bank, National Association
              135 South LaSalle Street, Room 362
              Chicago, Illinois 60603
              Attention:  Terry Keating

              Bank One, NA
              OKI-1073
              100 North Broadway
              P.O. Box 25848
              Oklahoma City, Oklahoma 73125

              Attention:  Alison Taylor

              Bank of Oklahoma, N.A.
              201 Robert S. Kerr
              Oklahoma City, Oklahoma 73102
              Attention:  Laura Christofferson

              First Bank
              135 North Meramec, 1st Floor
              Clayton, Missouri 63105
              Attention:  Brenda J. Laux

              Pioneer Financial Services, Inc.
              4700 Belleview
              Kansas City, Missouri 64112
              Attention:  Thomas H. Holcom, Jr.

              Southwest Bank of St. Louis
              2301 South Kingshighway
              St. Louis, Missouri 63110
              Attention:  Andrew S. Herford

              UMB Bank, N.A.
              1010 Grand Avenue
              Kansas City, Missouri 64106
              Attention:  Douglas F. Page

              Comerica Bank
              3501 Hamlin Road, Suite 3
              Auburn Hills, Michigan 48326
              Attention:  Carrie Fraser

              Union Bank of California
              455 S. Figueroa, 18th Floor
              Los Angeles, California 90071
              Attention:  Scott Jessup

              Arvest Bank
              P.O. Box 55500
              Oklahoma City, Oklahoma 75155
              Attention:  Bradley Kreiger

     2. No Waivers. No failure or delay by the Agent Bank or any of the other Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial modification or waiver of any provision of this Agreement or of any note to be executed pursuant hereto or in connection herewith or a single or partial exercise of any such right, power or privilege preclude any other or further exercise of such or of any other right, power of privilege.

     3. Offsets. Pioneer specifically agrees that upon the declaration of an occurrence of an Event of Default, and if such Event of Default is continuing, the Banks shall be entitled to exercise any right of setoff or banker's lien at any time, irrespective of the stated maturity of any note executed pursuant hereto or in connection herewith evidencing any indebtedness of Pioneer to the Banks; provided, however, that all Banks exercising any right of setoff shall transfer all funds set off to the Agent Bank to be distributed ratably for the benefit of all of the Banks.

     4. Governing Law. This Agreement and all notes executed pursuant hereto or in connection herewith shall be deemed to be contracts made under and shall be construed in accordance with the laws of the state of Missouri.

     5. WAIVER OF JURY TRIAL. IN THE EVENT OF ANY DISPUTE BETWEEN PIONEER AND ANY OF THE BANKS RELATED IN ANY WAY TO THIS AGREEMENT WHICH BECOMES THE SUBJECT OF ANY JUDICIAL PROCEEDING IN ANY COURT OF LAW, PIONEER HEREBY WAIVES ANY RIGHT WHICH IT MIGHT OTHERWISE HAVE TO A TRIAL BY JURY.

     6. Severability. In the event any one or more of the provisions of this Agreement or any note executed pursuant hereto or in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7. Expenses. Pioneer agrees to pay all reasonable out-of-pocket expenses, including reasonable attorneys fees, incurred by the Banks in connection with the enforcement of the rights of the Banks under this Agreement or any of the notes executed pursuant hereto or in connection herewith and in connection with any amendment, extension or renewal of any thereof, or waivers thereunder.

     8. Counterparts. This Agreement, and any Amendment hereto, may be executed in two or more counterparts, each of which shall constitute an original, but when taken together, shall constitute but one agreement.

     9. Titles and Headings. All titles and headings which are used in this Agreement are used solely for the convenience of the parties hereto and are not part of the agreement of the parties.

     10. Conflicting Documents. In the event of any conflict between the terms of this Agreement and the terms of any note or other document executed pursuant hereto or in connection herewith, the terms of this Agreement shall control. To the extent any documents previously executed in connection with or pursuant to the Amended and Restated Senior Credit Agreement dated as of March 1, 1996 between Pioneer and the Banks refers to the date of such Amended and Restated Senior Credit Agreement as of March 31, 1996, Pioneer hereby agrees that all such documents are hereby amended to use the date of March 1, 1996 as the date of such Amended and Restated Senior Credit Agreement.

     11. Assignment. This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pioneer may not assign any rights or obligations hereunder without the prior written consent of the Required Banks; and provided further that Pioneer acknowledges and agrees that the Banks may, in their sole discretion and without notice to Pioneer, grant one or more participation interests in any of the obligations of Pioneer hereunder to any other lender.

     12. Continuing Documents. All provisions of all documents executed and delivered by Pioneer to or for the benefit of the Banks pursuant to the Amended and Restated Senior Lending Agreement between Pioneer and the Banks dated as of March 1, 1996, as amended, except to the extent expressly modified by this Agreement, shall remain in full force and effect and enforceable in accordance with their respective terms and any reference in any such documents to such Amended and Restated Senior Lending Agreement shall be deemed to refer to this Agreement and Pioneer shall be deemed to have executed and delivered all such documents to or for the benefit of the Banks as if it had executed or reconfirmed the validity and enforceability thereof in writing and delivered all such documents as originals dated as of the date hereof pursuant to the terms of this Agreement.

     13.  Statutory  Statement,  Disclosure  Required by Mo. Rev. Stat.  Section
432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE TO PROTECT YOU, PIONEER, AND US, THE BANKS, FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PIONEER FINANCIAL  SERVICES,  INC.         ARVEST BANK

By: /s/ William D. Sullivan               By:   /s/ B.W. Kreiger
    --------------------------------            -------------------------------
    Name: William D. Sullivan                   Name: B.W. Kreiger
    Title: Chief Executive Officer              Title: Chairman

COMERICA BANK                              LASALLE NATIONAL BANK

By: /s/ Carrie A. Fraser                   By:  /s/ Terry M. Keating
    --------------------------------            -------------------------------
    Name: Carrie A. Fraser                      Name: Terry M. Keating
    Title: First Vice President                 Title: Senior Vice President

FIRST NATIONAL BANK OF KANSAS              BANK ONE, NA

By: /s/ Jesse H. West                      By:  /s/ Alison E. Taylor
    --------------------------------            -------------------------------
    Name: Jesse H. West                         Name: Alison E. Taylor
    Title: Senior Vice President                Title: First Vice President

BANK OF OKLAHOMA, N.A.                     SOUTHWEST BANK OF ST. LOUIS

By: /s/ Laure Christofferson               By:  /s/ Andrew S. Herford
    --------------------------------            -------------------------------
    Name:  Laure Christofferson                 Name: Andrew S. Herford
    Title: Senior Vice President                Title: Senior Vice President

FIRST BANK                                 UNION BANK OF CALIFORNIA

By: /s/ Brenda J. Laux                     By:  /s/ J. Scott Jessup
    --------------------------------            -------------------------------
    Name: Brenda J. Laux                        Name: J. Scott Jessup
    Title: Executive Vice President             Title: Vice President

UMB BANK, N.A.

By: /s/ Douglas F. Page
    --------------------------------
    Name: Douglas F. Page
    Title: Executive Vice President

                                   EXHIBITS TO
                  AMENDED AND RESTATED SENIOR LENDING AGREEMENT


                           Dated as of October 1, 2003

A     Revolving Grid Note
B     Amortizing Note
C     Single Pay Term Note
D     Subsidiaries
E     Subsidiary Revolving Grid Note
F     Credit Facility Letter
G     Compliance Certificate
H     Quarterly Certificate
I     Amendment to Agreement
J     Assignment of Note Payments and Security Agreement
K     Senior Debt
L     Opinion of Counsel
M     Subordinated Debt
N     UCC from Pioneer
O     UCCs from Subsidiaries
OO    UCCs from Subsidiaries
P     Security Agreement

                                                                       EXHIBIT A

                                     SECURED
                               REVOLVING GRID NOTE
                        PIONEER FINANCIAL SERVICES, INC.

$______________ and interest                           ________________, _______

      On Demand, for value received, Pioneer Financial Services, Inc., a Missouri Corporation, promises to pay to _____________________________ (hereinafter called "Bank") or to its order at its main office, in twelve (12) equal monthly principal payments, the principal sum of the lesser of: (i) _____________________________ dollars; or (ii) the unpaid principal amount of all advances made by Bank; together with interest on all principal amounts outstanding hereunder from time to time, from date(s) of disbursement(s) until paid, at the rate of the Bank's __________________ per annum (365 day year), adjusted daily, with all accrued interest payable monthly in arrears on the 10th day of each month. The first installment of principal shall commence on the 10th day of the month following 30 days after demand is made on Maker.

      "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated October 1, 2003 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated October 1, 2003.

      The undersigned Maker hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

      If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof is given by Bank to Maker, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without notice of demand, become immediately due and payable, subject to the terms of the Senior Lending Agreement described below. Any amount not paid shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time until Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the Bank's sole discretion. All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of Disbursements and Payments of Principal; provided, however, that the failure to make such notation shall not affect the obligation of the undersigned Maker to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned Maker pursuant to the Senior Lending Agreement described below; and Bank is hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Promissory Note.

      This Note is the "Note" referred to in the "Credit Facility Letter" dated ________________, _________, and is one of the Revolving Grid Notes referred to in the Amended and Restated Senior Lending Agreement dated as of October 1, 2003, among Maker, the Bank, and certain other financial institutions.

                               PIONEER FINANCIAL SERVICES, INC.
                               a Missouri Corporation (Maker)

                               By:_____________________________________

                               4700 Belleview, Suite 300
                               Kansas City, MO 64112
                               Tax Identification No. 44-0607504
Note No. ________

                        PIONEER FINANCIAL SERVICES, INC.
                             a Missouri corporation

===============================================================================

        DATE                      AMOUNT OF   AMOUNT OF   UNPAID
      INTEREST INTEREST INTEREST  PRINCIPAL   PRINCIPAL PRINCIPAL  DISBURSEMENT
DATE  PAID TO    RATE     PAID   DISBURSEMENT  PAYMENT   BALANCE   APPROVED BY
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

                                                                       EXHIBIT B

                             SECURED AMORTIZING NOTE
                        PIONEER FINANCIAL SERVICES, INC.
                                   SENIOR NOTE

$ __________________________ and interest        ___________________, __________

      FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC. promises to pay ________________ (Bank) at its main office, or to its order, the principal sum of __________________________________ Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of _____ percent per annum. This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to __________, accrued interest only (360 day year) is payable monthly at the above rate, on the 10th day of each month, and (ii) for the period commencing ______________, principal and interest (360 day year) shall be payable, in _________ consecutive monthly installments of _____________________ Dollars ($___________) each, the first to become due on ___________ and on the 10th day of each month thereafter until the indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be ______________. Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.

      "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated October 1, 2003 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated October 1, 2003.

      The undersigned Maker hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

      The Maker will not prepay more than two scheduled payments of the principal amount of this note, unless the Net Receivables owned by the Maker at the end of any month are less than 70 percent of the greatest amount of net consolidated Net Receivables outstanding at any quarter end during the term of this note, except as otherwise provided under the provisions of paragraphs 1 and 6 of Section III of the Amended and Restated Senior Lending Agreement dated as of October 1, 2003.

      This Note is the "Note" referred to in the "Credit Facility Letter" dated __________, _______, and is one of the Amortizing Notes referred to in the Amended and Restated Senior Lending Agreement dated as of October 1, 2003, among Maker, the Bank, and certain other financial institutions.

                               PIONEER FINANCIAL SERVICES, INC.
                               a Missouri Corporation (Maker)


                               By:_____________________________________

                               4700 Belleview, Suite 300
                               Kansas City, MO 64112
                               Tax Identification No. 44-0607504
Note No. ________

                                                                       EXHIBIT C

                          SECURED SINGLE PAY TERM NOTE
                        PIONEER FINANCIAL SERVICES, INC.

$ __________________________ and interest        ___________________, __________

      FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC., a Missouri corporation, promises to pay to ______________________ (herein the "Bank"), or order, on the Single Pay Note Expiry Date shown in the Credit Facility Letter
described         below,         the         principal         amount         of
___________________________($________________)  or such lesser  aggregate amount of advances as have been made by Bank pursuant to the Credit Facility Letter described below and which remain outstanding, which amount shall be due and payable in lawful money of the United States of America in immediately available funds. Maker further promises to pay interest and principal when due, to the Bank at the Bank's office located at ____________________ or such other office of the Bank as the Bank may direct in writing.

      The undersigned further promises to pay interest on the unpaid principal balance from the date hereof until paid in full at the rates and at the times as follows:

      An advance will bear interest __________________________, as determined by the Bank (on the bases of a 365 day year), in its sole discretion for fixed periods selected by the Maker (but not to exceed the Expiry Date). Interest is payable monthly in arrears on the tenth day of each month, or on the date of any payment or part payment of any advance. Any amount which is not paid when due hereunder shall bear interest until paid in full at the Bank's prime rate of interest plus two percent per annum.

      "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due, instruments payable to and payment intangibles of such Subsidiaries from their customers and other assets which have been assigned to Maker by such Subsidiaries pursuant to an Assignment of Note Payments and Security Agreement dated October 1, 2003 or in which a security interest has been granted to UMB Bank, N.A., as agent, by such Subsidiaries pursuant to a Security Agreement dated October 1, 2003.

      The undersigned Maker hereby grants to Bank a security interest in the Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

      All advances made by the Bank to the undersigned pursuant to the Credit Facility Letter and all payments and prepayments made on account of the principal balance hereon may be recorded by the Bank on the schedule annexed hereto; provided, however, that the failure to make a notation shall not affect the obligation of the undersigned hereunder with respect to payments of principal or interest on this Note and provided, further, that Bank shall provide a written notice and photocopy of such notations simultaneously to Maker.

      The Maker may only prepay an advance at the end of the applicable fixed period except as otherwise provided herein and except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated Senior Lender Agreement dated as of October 1, 2003. In the event that the Maker does repay an advance on a day other than the last day of a fixed period, the Maker shall promptly reimburse the Bank for all reasonably demonstrated losses and expenses incurred in liquidating or employing deposits obtained from third parties to make or maintain the advance or any part thereof. Amounts which are repaid may be re-borrowed, subject to the terms and conditions of the Credit Facility Letter.

      This Note is the "Note" referred to in the "Credit Facility Letter" dated ___________, _______, and is one of the Single Pay Term Notes referred to in the Amended and Restated Senior Lending Agreement dated as of October 1, 2003, among Maker, the Bank, and certain other financial institutions.

EXPIRY DATE:__________         PIONEER FINANCIAL SERVICES, INC.
                               a Missouri Corporation (Maker)


                               By:_____________________________________

                               4700 Belleview, Suite 300
                               Kansas City, MO 64112
                               Tax Identification No. 44-0607504
Note No. ________

                                                                       EXHIBIT D

             PIONEER FINANCIAL SERVICES SUBSIDIARY LISTING
                            (Operating Subsidiaries)
                              as of October 1, 2003



         Pioneer Military Lending, Inc., a Nebraska Corporation

               Pioneer Military Lending of Missouri, Inc.

               Pioneer Military Lending of Georgia, Inc.

            Military Acceptance Corporation of Nevada, Inc.

                Pioneer Military Lending of Nevada, Inc.

                  Pioneer Lending of Washington, Inc.

                                                                       EXHIBIT E

                                     SECURED
                         SUBSIDIARY REVOLVING GRID NOTE

$______________________ and Interest               ____________________, _______

PAYMENTS, DISBURSEMENTS AND INTEREST
      FOR VALUE RECEIVED, the undersigned "Maker" promises to pay to the order of Pioneer Financial Services, Inc., a Missouri corporation, (hereinafter called "Lender"), at its main office, on demand, but if no demand is made then on ___________________, _____, the principal sum of _______________________________
or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the rate of nine percent per annum with all interest calculated and payable monthly in arrears, based on the month-end balance. Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Lender has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Subsidiary Revolving Grid Note shall be at the Lender's sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal, and the undersigned hereby authorize(s) the Lender to make notations on the Schedule of Disbursements and Payments of Principal (or Lender's computer-generated grid) from time to time to evidence payments and disbursements hereunder.

COLLATERAL
      The term "Collateral" as used herein includes (but without limitation) all of the property listed below now owned and hereafter acquired, all proceeds and products thereof, and all accessions thereto.

      Description of Collateral: All cash, deposit accounts, notes receivable, accounts, accounts receivable, instruments, Assignment of Note Payments and Security Agreement, payment intangibles, reserve for loss and dealer reserve for loss.

GRANT OF SECURITY INTEREST
      The Maker hereby grants to Lender a security interest in the Collateral and pledges and assigns the Collateral to Lender for the payment of all amounts due under this Note, and all renewals and extensions thereof, and for the payment of all other present and future obligations to the holder, direct or contingent, secured or unsecured, whether or not due, of Maker (all of which amounts and obligations are hereinafter referred to as "Secured Obligations"), and Lender may accordingly retain the Collateral or any part thereof as security after the payment of all amounts due under this Note. The Maker agrees to give to Lender upon Lender's request, from time to time, such other and further security as Lender, in its sole discretion, may deem necessary or appropriate, such additional security to become "Collateral" under the provisions hereof.

RIGHTS RESPECTING COLLATERAL
      After maturity, the holder may (1) transfer all or any part of the Collateral into the name of the holder hereof or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (2) notify the parties obligated on any of the Collateral to make payment to the holder hereof of any amounts due or to become due thereunder; (3) enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness secured thereby; (4) take control of any proceeds of the Collateral; (5) endorse any Collateral in the name of Maker whenever, in the opinion of the holder, such endorsement may facilitate the handling of, or realization upon, the Collateral, and an irrevocable power of attorney therefor is hereby granted to the holder hereof; however, any such action must comply fully with the Assignment of Note Payments and Security Agreement and the Senior Lending Agreement executed by Lender if holder is other than Lender.

      The Maker hereby agrees to take any and all steps necessary to preserve any rights in the Collateral against prior parties and the holder hereof shall not be bound to take any such steps. Notwithstanding any other provisions herein, the Maker shall not give, transfer, sell, encumber or otherwise dispose of any of the Collateral, or any interest therein, without Lender's advance written consent.

ACCELERATION AND EVENTS OF DEFAULT
      Without limitation on the demand maturity of this Note, the holder may, without demand or notice of any kind, declare this Note and any other of the Secured Obligations immediately due and payable in full at any time that the holder deems itself insecure for any reason whatsoever in respect of any Secured Obligation. Upon the occurrence of any of the following events of default: (1) failure of Maker to pay or perform any other obligation of the Maker; (2) dissolution of, or termination of existence of the Maker; (3) the failure of the Maker to pay debts as they mature; (4) appointment of a receiver of or for any part of the property of the Maker, an assignment for the benefit of creditors by the Maker; or the commencement of any proceedings under bankruptcy or insolvency laws by or against the Maker then this Note and all other obligations of the Maker to the holder hereof shall immediately become due and payable in full without notice or demand; provided, however, that all such actions must be in accordance with the Amended and Restated Senior Lending

Agreement dated as of October 1, 2003, among Lender and certain Banks therein listed if holder is other than Lender.

MISSOURI LAW
      The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

COLLECTION EXPENSES
      To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this Note and enforcing rights respecting and realizing upon any of the Collateral, including reasonable attorneys' fees.

NO WAIVERS
      Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS
      All headings or titles appearing in this Note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

ASSIGNMENT
      Lender may assign this Note together with all Collateral and all rights hereunder without notice to or consent of the undersigned.

Dated: ____________________               ____________________________________

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                                                       EXHIBIT F

                             CREDIT FACILITY LETTER

      The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of ____________________ ($____________) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, which shall be subject to all terms and conditions of that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003 (the "Agreement"). The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof. The specific terms of the Credit Facility are as follows:

      Lender:   ________________________________________
                ________________________________________
                ____________________________________(the "Bank")

      Borrower: Pioneer Financial Services, Inc.
                4700 Belleview, Suite 300
                Kansas City, Missouri 64112 (the "Borrower")

      Drawings: This Credit Facility is available through
                ________________, 20___ unless terminated
                earlier pursuant to the terms of the
                Agreement. All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

      Facility: Revolving Grid Note:              _____________________________
                Revolving Grid Note Pricing:      _____________________________
                Revolving Grid Note Maturity:     _____________________________
                Amortizing Note(s) FundedL:       _____________________________
                Amortizing Note(s) Unfunded:      _____________________________
                Amortizing Note(s) Pricing:       _____________________________
                Single Pay Term Note Amount:      _____________________________
                Single Pay Term Note Expiry Date: _____________________________

      We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements. Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section II of the Agreement are true as of the date of the extension of any such credit and that Pioneer, as of such date, is not in default under the terms of such Agreement. By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

                                        ____________________________________
                                        Bank Name

Dated: __________________________       By:     ____________________________
                                        Name:   ____________________________
Title: __________________________

                                                                       EXHIBIT G

                        PIONEER FINANCIAL SERVICES, INC.
                            a Missouri corporation
              4700 Belleview, Suite 300, Kansas City, Missouri 64112

  Compliance Certificate for Amended and Restated Senior Lending Agreement
  ------------------------------------------------------------------------
                           Dated as of October 1, 2003
                           ---------------------------
                    Calculation Date: ______________________

        REQUIREMENTS AND LIMITATIONS
        ----------------------------
                                                      ACTUAL       PERMITTED
                                                      ------       ---------
(1)  Senior Indebtedness/Tangible Net Worth                        4.75 to 1
(2)  Senior Indebtedness/Net Receivable Ratio                         80%
(3)  Loans or advances to stockholders, officers or                $ 50,000
     employees
(4)  Indebtedness of Any Branch Over $250,000                      $250,000

        CAPITAL/RESERVE CALCULATION                                REQUIRED
        ---------------------------                                --------

(1) Consolidated capital stock, preferred stock and earned surplus of the company
(2)  Unpaid balance on "270-day" delinquent accounts
(3)  Total  Required  Capital
(4)  Junior  Subordinated  Indebtedness
(5)  Senior Subordinated Indebtedness
(6)  Loan loss reserve
(7)  Dealer loss reserves

        SUBTOTAL

     Less: "90-day" recency delinquent
     accounts
     Tangible Net Worth
(8)  Delinquency Adjusted Capital
(9)  Loan Loss Reserve/Net Receivables
     Ratio

          INDEBTEDNESS  CALCULATION
          -------------------------
(1)  Short Term Notes due Bank
(2)  Short Term Notes due Affiliates
(3)  Short Term Notes due Others
(4)  Senior Term Notes

TOTAL SENIOR INDEBTEDNESS
TOTAL INDEBTEDNESS

      I, the undersigned Chief Financial Officer of the company, hereby state that the above information is true and correct. I am not aware of any Event of Default on the above-referenced note that exists on the date this Certificate of Compliance is signed.

________________________________________   Dated: _____________________________
Randy Opliger, Chief Financial Officer

                                                                       EXHIBIT H

                              QUARTERLY CERTIFICATE
                 FOR THE CALENDAR QUARTER ENDED: _____________________

1. EXECUTED REVOLVING GRID NOTES:

        Bank                 Maximum Amount   Principal Amount   Note Numbers
                              Authorized         Outstanding
-----------------------------------------------------------------------------


2. EXECUTED AMORTIZING NOTES:

        Bank   Note No/Date Original Principal   Outstanding     Note Maturity
                                 Amount        Principal Amount      Date
-----------------------------------------------------------------------------


3. AMORTIZING NOTES B UNFUNDED EXPECTED AVAILABILITY

        Bank                                  Unfunded Amounts     Schedule
-----------------------------------------------------------------------------


4. EXECUTED SINGLE PAY TERM NOTES B UNFUNDED EXPECTED AVAILABILITY

        Bank    Note No/Date   Principal Amount  Maturity Date   Amount of
                                                                 Unfunded
                                                                 Expected
                                                               Availability
-----------------------------------------------------------------------------


      This certificate is executed this __________ day of ________________________, _________ pursuant to paragraph VIII(8) of that certain  Amended and Restated  Senior Lending  Agreement  dated as of October 1,
2003.

                                PIONEER FINANCIAL SERVICES, INC.
                                a Missouri corporation

                                By:     ___________________________________
                                Name:   ___________________________________
                                Title:  ___________________________________

                                                                       EXHIBIT I

                              FORM OF AMENDMENT TO

                           SENIOR LENDING AGREEMENT TO

                    ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No.______ to Senior Lending Agreement

      This Amendment to that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003, a copy of which is attached hereto
(hereinafter referred to as the "Senior Lending Agreement") is made as of ____________, 200____ by and between all banks or other financial institutions which are, as of the date hereof, parties to such Senior Lending Agreement; Pioneer Financial Services, Inc. (hereinafter referred to as "Pioneer") and __________________, a ________________ corporation with offices located at
_____________________________________ (hereinafter referred to as "New Bank").

      WHEREAS, Pioneer has requested New Bank to extend credit to it and New Bank is willing to extend such credit; and

      WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless New Bank becomes a party to the Senior Lending Agreement; and

      WHEREAS,  New  Bank  desires  to  become  a party  to the  Senior  Lending
Agreement.

      NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the banks and financial institutions which are presently parties to the Senior Lending Agreement as follows:

      1. The Senior Lending Agreement is hereby amended pursuant to Section XI thereof to add New Bank as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and New Bank to each of the banks and financial institutions which are presently parties to the Senior Lending Agreement if none of the said banks or financial institutions objects to New Bank becoming a party to the Senior Lending Agreement.

      2. Upon the effective date hereof which shall be determined by paragraph 2 of Section XI of the Senior Lending Agreement, New Bank agrees to be bound by all terms and conditions of the Senior Lending Agreement and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

      3. Section I of the Senior Lending Agreement is hereby amended to add a new paragraph numbered ____ which shall state the following: "___________" shall mean _______________________ of ________________, __________________."

      4. Paragraph 6 of Section I of the Senior Lending Agreement is hereby amended to add New Bank within the definition of "Banks".

      5. Paragraph 1 of Section XIV of the Senior Lending Agreement is hereby amended to add the following:

           "_____________________
            _____________________
            _____________________".

      6. All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first above written.

                               PIONEER FINANCIAL SERVICES, INC.
                               a Missouri corporation


                               By:      ________________________________
                               Name:    ________________________________
                               Title:   ________________________________


                               [___________________________________]


                               By:      _______________________________
                               Name:    _______________________________
                               Title:   _______________________________

                                                                       EXHIBIT J

                           ASSIGNMENT OF NOTE PAYMENTS
                             AND SECURITY AGREEMENT

     This Assignment of Note Payments and Security Agreement, is made as of this 1st day of October, 2003 by __________________ ("Assignor") to Pioneer Financial Services, Inc. ("Assignee").

      In consideration of the outstanding indebtedness of Assignor to Assignee and future loans which may be made by Assignee to Assignor, this Assignment of Note Payments and Security Agreement is made to Assignee, and its successors and assigns, as security for the payment of all loans from Assignee to Assignor whether now or hereafter existing and for the performance and observance of all other obligations of the Assignor to the Assignee now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and grant a security interest to Assignee, its successors and assigns in all payments which are or may be due to Assignor from Assignor's customers, whether or not any of such obligations are evidenced by a promissory note, together with all of Assignor's rights to collect such payments at any time and from time to time hereafter, all promissory notes and other instruments payable to Assignor and all payment intangibles of Assignor. The acceptance of this Assignment of Note Payments and Security Agreement and the collection of the payments and obligations of Assignor's customers shall not constitute a waiver of any rights of the Assignee to the Provisions of any note given by Assignor to Assignee or any other document given by Assignor to Assignee which evidences any obligation of Assignor to Assignee. After maturity, whether by acceleration or otherwise, of any note or other obligations of the Assignor to the Assignee, the Assignee, its successors or its assigns, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns, as the case may be. The Assignee, its successors and assigns, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to the Assignee and each of its successors and assigns.

      Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor's obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by Assignee, its successors and assigns.

      Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents and do all other things necessary to further carry these presents into effect, to perfect the security interests granted herein and to accomplish any other purpose necessary or appropriate in connection with this Assignment of Note Payments and Security Agreement.

      The payment obligations of Assignor's customers to it and any and all notes or other documents evidencing the same shall not at any time be sold, assigned, transferred or set over by Assignor nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns or the banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003, between the Assignee and such banks and financial institutions.

      Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to Assignor. The enforcement and implementation, both presently and prospectively, of this Assignment of Note Payments and Security Agreement by Assignee, its successors and assigns, shall not, and Assignor hereby further covenants and agrees that the exercise of the rights of Assignee, its successors and assigns, under this Assignment of Note Payments and Security Agreement shall in no manner be dependent upon, affect, impair or restrict the rights of the Assignee, its successors and assigns, under any other document evidencing any obligations of Assignor to Assignee.

     This Assignment of Note Payments and Security Agreement, together with all of the covenants and warranties herein contained, shall inure to the benefit of the Assignee, its successors and assigns, and Assignee may unconditionally assign all of its rights under this Assignment of Note Payments and Security Agreement to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or entity, any such person or entity receiving the assignment of all of Assignee's rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

      This Assignment of Note Payments and Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

      This Assignment of Note Payments and Security Agreement shall be deemed to be made under and shall be interpreted under the laws of the State of Missouri and Assignee shall have all of the rights of a secured creditor under the Uniform Commercial Code as in effect now or hereafter in the State of Missouri.

      IN WITNESS WHEREOF, Assignor has caused this Assignment of Note Payments and Security Agreement to be duly executed as of the day and year first above written.

                                ASSIGNOR:

                                By:     _________________________________
                                Name:   _________________________________
                                Title:  _________________________________

     The undersigned, Pioneer Financial Services, Inc., accepts the foregoing Assignment of Note Payments and Security Agreement on the terms and conditions stated therein as of this 1st day of October, 2003.

                                PIONEER FINANCIAL SERVICES, INC.
                                a Missouri corporation
                                (ASSIGNEE)


                                By:     _________________________________
                                Name:   _________________________________
                                Title:  _________________________________


     Pioneer Financial Services, Inc. hereby assigns all of its rights hereunder as of this 1st day of October, 2003, to UMB Bank, N.A., as Agent of all banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003.

                                PIONEER FINANCIAL SERVICES, INC.
                                a Missouri corporation


                                By:     _________________________________
                                Name:   _________________________________
                                Title:  _________________________________

                                                                       EXHIBIT K

                                OTHER SENIOR DEBT


NON-CONFORMING TO AMENDED AND RESTATED SENIOR LENDING AGREEMENT DATED AS OF OCTOBER 1, 2003.

(Complete listing of financial institutions not adopting the Senior Lending Agreement.)




      There is no other Senior Debt which is non-conforming to the Amended and Restated Senior Lending Agreement.

                                                                       EXHIBIT L

                               OPINION OF COUNSEL

                 [omitted; a copy will be provided upon request]

                                                                       EXHIBIT M

                                FORM OF DEBENTURE



              Incorporated Under The Laws Of The State Of Missouri

                        PIONEER FINANCIAL SERVICES, INC.

                          Junior Subordinated Debenture

Amount $                                        No.
        ----------------------------------           -------------------------

Registered Owner:

     For value received, Pioneer Financial Services, Inc. (the "Company") promises to pay to the Registered Owner or registered assigns the principal amount of ____________ thousand dollars ($__________) on or prior to the Maturity Date, and to pay interest thereon at the rate of ___% per annum from the Issue Date hereof, or from the most recent date to which interest has been paid, all as follows:

------------------------------------------------------------------------------
Issue      Principal               Maturity    Interest   Interest    Interest
Date       Amount        Term        Date        Rate        Due       Payment

------------------------------------------------------------------------------

     The Debentures are issuable only as registered Debentures without coupons in denominations of one thousand dollars ($1,000.00) or any multiple thereof. The holder of this Debenture may elect either: (i) to have interest on the Principal Amount compound on each anniversary of the Issue Date until paid in full on the Maturity Date; (ii) to receive the Interest Payment in cash annually on the anniversary of the Issue Date; or (iii) if the original Principal Amount of this Debenture exceeds ten thousand dollars ($10,000.00), in return for one-half of one percent (.5%) reduction in the Interest Rate, to receive one-twelfth (1/12) of the Interest Payment in cash monthly. Interest payable for any month or portion of a month will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

     Annual Interest Payments will be made no later than the anniversary of the Issue Date. Each monthly Interest Payment installment or portion thereof, will be made no later than the last day of each month. Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due without penalty or premium of any kind. If the term of this Debenture is not automatically renewed as provided below, payment of the Principal Amount and any earned but unpaid interest will be made no later than the Maturity Date. At the election of the Company, such payments may be deposited in the United States mail, postage prepaid, addressed to the holder of this Debenture at the address appearing upon the Debenture register maintained by the Registrar at the close of business ten (10) days prior to such payment date. Payment of the principal of and interest on this Debenture will be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event that any date on which principal of or interest on this Debenture is payable is a Saturday or Sunday or day that is a legal holiday in the city of Kansas City, Missouri or the state of Missouri (a "Legal Holiday"), then such payment will be made on the next succeeding day which is not a Legal Holiday, without any interest or other payment in respect of such delay, with the same effect as if made on the date the payment was originally payable.

     This Debenture will automatically renew for additional terms, each equal in length to the original term, unless the registered holder has requested payment in writing on or prior to the twentieth (20th) day after a Maturity Date or unless the Company determines not to renew this Debenture. Interest for the term of each renewal will accrue at the rate offered at the time of renewal by the Company on newly issued Debentures of like denomination and maturity. This Debenture may not be extended or refunded.

     All or any portion of this Debenture is subject to redemption at any time, upon notice as provided in the Indenture, at the election of the Company, at 100% of the principal amount so called for redemption, together with interest accrued to the date fixed for redemption, payable on the surrender of the Debenture for redemption. Debentures, or portions thereof, for which redemption and payment provision is made in accordance with the Indenture will cease to bear interest from and after the date fixed for redemption. If this Debenture is redeemed in part only, a new Debenture for the portion not redeemed will be issued in the name of the holder on the cancellation of this Debenture.

     This Debenture is one of a duly authorized issue of Junior Subordinated Debentures of the Company (the "Debentures") issued under and subject in all respects to the terms of an Indenture dated as of May 12, 2003 (the "Indenture"), between the Company and U.S. Bank, National Association, as
Trustee (the "Trustee"). Reference is hereby made to the Indenture and all supplemental indentures for a statement of the respective rights of the Company, the Trustee, the agents of the Company and the Trustee and the holders of the Debentures. All capitalized terms used, but not defined, in this Debenture have the meanings assigned to them in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner herein prescribed.

     As provided in the Indenture, this Debenture is transferable only on the Debenture register maintained by the Registrar, upon surrender of this Debenture for transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, a copy of which authorization must be delivered with any such instrument of transfer, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. A service fee may be charged to replace a lost or stolen Debenture, to transfer this Debenture or to issue a replacement payment check. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Company currently serves as Registrar and Paying Agent for the Debentures.

     If this Debenture is issued in the names of holders as joint tenants, the Registrar may transfer or re-register the ownership of this Debenture upon the signature of one such joint tenants, and the Company, the Registrar, the Trustee and any agent of the Company, Registrar or the Trustee shall not be liable to the other joint tenants for any change of registration or other transfer effected upon the signature of one of such joint tenants.

     Each holder of this Debenture agrees that the indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date hereof or hereafter incurred. The Indenture generally defines Senior Indebtedness as all outstanding Indebtedness for borrowed money (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), which is
(i) not expressly subordinate or junior to any other Indebtedness of the Company; (ii) which is expressly subordinate and junior to the Indebtedness described in clause (i) but not to any other Indebtedness of the Company and
(iii) which is expressly subordinate and junior to the Indebtedness described in clauses (i) and (ii) but not to any other Indebtedness of the Company.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of and accrued interest on all Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture generally provides that an Event of Default occurs if:
(i) the Company fails to pay any installment of interest on a Debenture when the same becomes due and payable and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (ii) the Company fails to pay the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (iii) the Company becomes subject to certain events of bankruptcy or insolvency; or (iv) the Company fails to comply with any of its other agreements in, or the provisions of, the Debenture or the Indenture and such failure is not cured or waived within sixty (60) days after receipt by the Company of a specific written notice from the Trustee or the holders of at least a majority in principal amount of the then outstanding Debentures.

     As permitted in the Indenture, the Indenture, other than subordination provisions, may be amended and the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture modified at any time by the Company with the consent of the Trustee and holders of a majority in principal amount of the then outstanding Debentures. The Company and the Trustee may not modify the Indenture without the consent of each holder affected if the modification (i) affects the terms of payment of, the principal of, or any interest on, any Debenture; (ii) changes the percentage of Debenture holders who consent to a waiver or modification as required; (iii) affects the subordination provisions of the Indenture in a manner that adversely affects the right of any holder; or (iv) waives any Event of Default in the payment of principal of, or interest on, any Debenture.

     As permitted by the Indenture, the Trustee and holders of a majority in principal amount of the then outstanding Debentures, on behalf of the holders of all Debentures, may waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, except an Event of Default in the payment of principal or of interest on the Debentures.

     References hereby made to the further provisions of this Debenture set forth on the reverse side hereof, which further provisions shall for all purposes have the effect as if set forth in this place.

     This Debenture, including the validity hereof, will be construed in accordance with and governed by the laws of the state of Missouri.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                  PIONEER FINANCIAL SERVICES, INC.
                                  Kansas City, Missouri


                                  By:
                                      -----------------------------------------
                                     (Authorized Officer)

Attest:

     This Debenture is transferable only on the books of and by any joint tenant presenting the original Debenture at the Office of:

           Pioneer Financial Services, Inc.

           4700 Belleview, Suite 300

           Kansas City, Missouri  64112-1359

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -        as tenants in common      UNIF GIFT MIN ACT

TEN ENT -        as tenants by the
                 entireties
                                           --------------- Custodian-----------
                                                (Minor)                 (Cust)

JT TEN -         as joint tenants with     Under Uniform Gift to Minors
                 right of survivor ship    Act of
                 and not as tenants in            ------------------------------
                 common                                        (State)

TOD -            transfer on death
                 direction in event of
                 owner's death, to person
                 named on face subject to
                 TOD rules referenced


     Additional abbreviations may also be used though not in the above list.

CERTIFICATE TRANSFERS AND REDEMPTIONS

FOR VALUE RECEIVED the undersigned hereby:

/   /   Sells, assigns and
        transfers unto        ------------------------------------------------
                              (Name and Address of Assignee, Including  Zip
                              Code, Must Be Printed or Typewritten)


                              -----------------------------------------------
                              the within Certificate, and all rights
                              thereunder, hereby irrevocably constituting and appointing William D. Sullivan [or Donald D. Heriford] Attorney to transfer said Certificate on the books of the registrar, with full power of substitution in the premises.

                         /         /            Please Insert Social Security
                                                or Other Identifying Number
                                                of New Order


/   /   Permanently Changes
        the Name(s) or
        or Registration           OLD NAME(Registration):
                                                         ----------------------
                                  NEW NAME (Registration):
                                                         ----------------------

/   /   Surrendering the
        Certificate at Maturity   Please Send Check to:
        for Payment
                                                -------------------------------
                                                -------------------------------

DATED:
       ---------------------------

X                                    Subscribed and sworn to before me
 ----------------------------------  this __ day of __________, 20____.
                Registered Owner

X
 ----------------------------------  --------------------------------(SEAL)
                Registered Owner

X
  ---------------------------------  Notary Public My Commission Expires
                Registered Owner
                                     ------------------------------------

NOTICE:  The  signature  must  correspond  with the name as it appears upon the
face  of  the   Certificate  in  every   particular,   without   alteration  or
enlargement or any change whatever.

                                                            EXHIBITS N, O and OO

Exhibits N, O and OO are omitted and are merely forms of a financing statement
(i) filed with the Missouri Secretary of State naming, the registrant as the debtor, (ii) naming each subsidiary of the registrant, except Pioneer Military Insurance Company, as a debtor and filed with the Secretary of State of subsidiaries respective state of incorporation, and (iii) naming each subsidiary of the registrant, except Pioneer Military Insurance Company, as a debtor, except Pioneer Military Insurance Company, as a debtor and filed with the Secretary of State of their respective state of incorporation. Copies of these forms will be provided upon request.

                                                                       EXHIBIT P

                               SECURITY AGREEMENT


This Security Agreement, is made as of this 1st day of October, 2003 by _______________________________ ("Assignor") to UMB Bank, N.A. ("Assignee") as
Agent of all banks and financial institutions which are parties to that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003 described below.

In  consideration  of  the  outstanding  indebtedness  of  Assignor  to  Pioneer
Financial Services, Inc. ("Pioneer") and future loans which may be made by Assignee or any Bank (as defined below) to Pioneer, some of the proceeds of which will be used to fund the operations of Assignor, this Security Agreement is made to Assignee, and its successors and assigns, as security for the payment of all loans made to Pioneer by Assignee and all other banks and financial institutions (the "Banks") which are parties to that certain Amended and Restated Senior Lending Agreement dated as of October 1, 2003 by and among Pioneer, Assignee and the Banks, whether now or hereafter existing and for the performance and observance of all other obligations of Pioneer to the Assignee and the Banks now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and the Banks and grant a security interest to Assignee, its successors and assigns and the Banks in all payments which are or may be due to Assignor from Assignor's customers, whether or not any of such obligations are evidenced by a promissory note, together with all of Assignor's rights to collect such payments at any time and from time to time hereafter, all promissory notes and other instruments payable to Assignor and all payment intangibles of Assignor, all cash, deposit accounts, notes receivable, accounts, accounts receivable, reserves for loss and dealer reserves for loss of Assignor. The acceptance of this Security Agreement and the collection of the payments and obligations of Assignor's customers shall not constitute a waiver of any rights of the Assignee to the provisions of any note given by Assignor to Pioneer or any other document given by Assignor to Pioneer which evidences any obligation of Assignor to Pioneer. After maturity, whether by acceleration or otherwise, of any note or other obligations of Pioneer to Assignee, the Assignee, its successors and its assigns, as Agent for the Banks, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns as the case may be. The Assignee, its successors and assigns, as Agent for the Banks, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to the Assignee and each of its successors and assigns, as Agent for the Banks.

Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor's obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by Assignee, its successors and assigns.

Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents and do all other things necessary to further carry these presents into effect, to perfect the security interests granted herein and to accomplish any other purpose necessary or appropriate in connection with this Security Agreement.

The payment obligations of Assignor's customers to it and any and all notes or other documents evidencing the same shall not at any time be sold, assigned, transferred or set over by Assignor except to Pioneer, Assignee and its successors and assigns and the Banks nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns, Pioneer and the Banks.

Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to Assignor. The enforcement and implementation, both presently and prospectively, of this Security Agreement by Assignee, its successors and assigns, shall not, and Assignor hereby further covenants and agrees that the exercise of the rights of Assignee, its successors and assigns, under this Security Agreement shall in no manner be dependent upon, affect, impair or restrict the rights of the Assignee, its successors and assigns, under any other document evidencing any obligations of Assignor or Pioneer to Assignee and the Banks. This Security Agreement, together with all of the covenants and warranties herein contained, shall inure to the benefit of the Assignee, its successors and assigns, and the Banks, and Assignee may unconditionally assign all of its rights under this Security Agreement to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or entity, any such person or entity receiving the assignment of all of Assignee's rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

This Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

This Security Agreement shall be deemed to be made under and shall be interpreted under the laws of the State of Missouri and Assignee shall have all of the rights of a secured creditor under the Uniform Commercial Code as in effect now or hereafter in the State of Missouri.

IN WITNESS WHEREOF, Assignor has caused this Security Agreement to be duly executed as of the day and year first above written.

                                     ASSIGNOR:


                                     By:   ___________________________________
                                     Name: ___________________________________
                                     Title:___________________________________


The undersigned, UMB Bank, N.A., as Agent for the Banks, accepts the foregoing Security Agreement on the terms and conditions stated therein as of this 1st day of October, 2003.

                                     UMB BANK, N.A.
                                     (ASSIGNEE)


                                     By:   ___________________________________
                                     Name: ___________________________________
                                     Title:___________________________________